UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 9, 2016

EMERGENT CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Florida	001-35064	30-0663473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	5355 Town Center Road, Suite 701 Boca Raton, Florida	33486
	(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number including area code: (561) 995-4200
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Conditions

On May 9, 2016, Emergent Capital, Inc. (the “Company”) issued a press release announcing earnings and other financial results for its first quarter ended March 31, 2016.
The information contained in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. In addition, this information shall not be deemed incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 6, 2016, as a reduction in force, the Company reduced its headcount from 31 employees to 25 employees.  Included in this reduction in force, were two of the Company’s executive officers - Richard O’Connell, Jr., Chief Financial Officer and Chief Credit Officer, and Michael Altschuler, General Counsel and Secretary.

On May 6, 2016, Miriam Martinez, the Company’s Senior Vice President of Finance and Operations, became the Company’s Acting Chief Financial Officer and Christopher O’Reilly, the Company’s Associate General Counsel, became the Company’s General Counsel and Secretary.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1        Press release issued May 9, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
May 9, 2016

EMERGENT CAPITAL, INC.
(Registrant)

By:	/s/ David Sasso
David Sasso
Senior Vice President, Corporate Development and Investor Relations